EXHIBIT J UNDER FORM N-1A
                                              EXHIBIT 23 UNDER ITEM 601/REG. S-K

                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, and to the use of our report dated April 18, 2000, included in Post-Effective Amendment Number 38 to the Registration Statement (Form N-1A, No. 2-66437) of the Edward D. Jones & Co. Daily Passport Cash Trust for the year ended February 29, 2000.

ERNST & YOUNG LLP


Boston, Massachusetts
May 25, 2000